Exhibit 99.1

CONTACT:	Corporate Communications
404-715-2554
news archive at news.delta.com

Investor Relations 404-715-2170

Delta Reports Financial and Operating Performance for April 2015

ATLANTA, May 4, 2015 – Delta Air Lines (NYSE: DAL) today reported financial and operating performance for April 2015.

Consolidated passenger unit revenue (PRASM) for the month of April decreased 3.5 percent year over year, as stable domestic unit revenues were offset by foreign exchange pressure and lower surcharges in international markets.

The company’s financial and operating performance is detailed below.

Preliminary Financial and Operating Results
April consolidated PRASM change year over year	(3.5%)
April mainline completion factor	99.8%
April on-time performance (preliminary DOT A14)	86.8%

Delta Air Lines serves more than 170 million customers each year. Delta was named to FORTUNE magazine’s top 50 World’s Most Admired Companies in addition to being named the most admired airline for the fourth time in five years. Additionally, Delta has ranked No.1 in the Business Travel News Annual Airline survey for four consecutive years, a first for any airline. With an industry-leading global network, Delta and the Delta Connection carriers offer service to 327 destinations in 60 countries on six continents. Headquartered in Atlanta, Delta employs nearly 80,000 employees worldwide and operates a mainline fleet of more than 700 aircraft. The airline is a founding member of the SkyTeam global alliance and participates in the industry’s leading trans-Atlantic joint venture with Air France-KLM and Alitalia as well as a newly formed joint venture with Virgin Atlantic. Including its worldwide alliance partners, Delta offers customers more than 15,000 daily flights, with key hubs and markets including Amsterdam, Atlanta, Boston, Detroit, Los Angeles, Minneapolis/St. Paul, New York-JFK, New York-LaGuardia, Paris-Charles de Gaulle, Salt Lake City, Seattle and Tokyo-Narita. Delta has invested billions of dollars in airport facilities, global products, services and technology to enhance the customer experience in the air and on the ground. Additional information is available on delta.com, Twitter @Delta, Google.com/+Delta, Facebook.com/delta and Delta’s blog takingoff.delta.com.

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	Monthly Traffic Results (a)				Year to Date Traffic Results (a)

	Apr 2015	Apr 2014	Change		Apr 2015	Apr 2014	Change

RPMs (000):
Domestic	10,374,077	10,111,047	2.6%		38,417,025	36,824,193	4.3%
Delta Mainline	8,627,557	8,269,214	4.3%		31,849,329	30,040,476	6.0%
Regional	1,746,520	1,841,833	(5.2%)		6,567,697	6,783,717	(3.2%)
International	6,505,563	6,465,489	0.6%		24,683,880	24,353,157	1.4%
Latin America	1,584,568	1,451,195	9.2%		6,849,585	6,261,738	9.4%
Delta Mainline	1,551,628	1,422,739	9.1%		6,721,150	6,141,287	9.4%
Regional	32,939	28,456	15.8%		128,435	120,451	6.6%
Atlantic	3,109,819	3,170,375	(1.9%)		10,221,573	10,295,876	(0.7%)
Pacific	1,811,176	1,843,919	(1.8%)		7,612,722	7,795,543	(2.3%)
Total System	16,879,640	16,576,536	1.8%		63,100,905	61,177,350	3.1%

ASMs (000):
Domestic	12,068,468	11,761,781	2.6%		45,784,113	43,800,079	4.5%
Delta Mainline	9,905,908	9,458,920	4.7%		37,325,619	35,080,758	6.4%
Regional	2,162,560	2,302,861	(6.1%)		8,458,494	8,719,321	(3.0%)
International	8,226,877	7,813,600	5.3%		31,111,656	29,679,127	4.8%
Latin America	1,967,419	1,746,862	12.6%		8,438,352	7,486,808	12.7%
Delta Mainline	1,924,722	1,708,137	12.7%		8,265,619	7,321,885	12.9%
Regional	42,696	38,725	10.3%		172,733	164,923	4.7%
Atlantic	3,990,397	3,729,163	7.0%		13,485,109	12,837,522	5.0%
Pacific	2,269,062	2,337,575	(2.9%)		9,188,195	9,354,797	(1.8%)
Total System	20,295,346	19,575,381	3.7%		76,895,769	73,479,206	4.6%

Load Factor:
Domestic	86.0%	86.0%	0.0	pts	83.9%	84.1%	(0.2)	pts
Delta Mainline	87.1%	87.4%	(0.3)	pts	85.3%	85.6%	(0.3)	pts
Regional	80.8%	80.0%	0.8	pts	77.6%	77.8%	(0.2)	pts
International	79.1%	82.7%	(3.6)	pts	79.3%	82.1%	(2.8)	pts
Latin America	80.5%	83.1%	(2.6)	pts	81.2%	83.6%	(2.4)	pts
Delta Mainline	80.6%	83.3%	(2.7)	pts	81.3%	83.9%	(2.6)	pts
Regional	77.1%	73.5%	3.6	pts	74.4%	73.0%	1.4	pts
Atlantic	77.9%	85.0%	(7.1)	pts	75.8%	80.2%	(4.4)	pts
Pacific	79.8%	78.9%	0.9	pts	82.9%	83.3%	(0.4)	pts
Total System	83.2%	84.7%	(1.5)	pts	82.1%	83.3%	(1.2)	pts

Mainline Completion Factor	99.8%	99.9%	(0.1)	pts

Passengers Boarded	14,782,481	14,420,672	2.5%		54,787,932	52,583,526	4.2%

Cargo Ton Miles (000):	180,191	183,337	(1.7%)		728,719	713,595	2.1%

a Results include flights operated under contract carrier arrangements

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